UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033

(Address of principal executive offices)

(703) 273-0383

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Rule 425   ☐ Rule 14a-12   ☐ Rule 14d-2(b)   ☐ Rule 13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None. The registrant's common stock is quoted on the OTCID market under the symbol "VISM."

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

Explanatory Note

Visium Technologies, Inc. (the "Company") is filing this Amendment No. 1 to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2026 (the "Original Report"). It does so for two purposes.

Mr. Taylor's letter. As required by Item 5.02(a)(3) of Form 8-K, this amendment files, as Exhibit 17.4, the letter that Paul R. Taylor, the Company's former Chairman and Chief Executive Officer, delivered to the Company on November 1, 2026 in response to the Original Report.

Correction concerning Mr. Lucky's notice of Good Reason. The Original Report stated that, on October 29, 2026, counsel for Mark B. Lucky had advised the Company that Mr. Lucky had extended the cure period under the notice of Good Reason he delivered on October 26, 2026. That statement was incorrect. No extension was delivered to the Company on October 29, 2026 or at any other time before the Original Report was filed. This amendment corrects that statement and reports a letter Mr. Lucky delivered on November 2, 2026.

As required by Rule 12b-15, Item 5.02 is restated in its entirety, and Item 9.01 is amended to add Exhibit 17.4. The changes are to the bullet captioned "Mr. Lucky's responses," the new paragraphs captioned "Mr. Taylor's letter of November 1, 2026" and the paragraph captioned "Notice of Good Reason." Item 8.01 and the exhibits filed with the Original Report are not amended. Except as described in this note, this amendment does not update any other information in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b) Resignation of Paul R. Taylor

On October 26, 2026, Paul R. Taylor delivered to the Company, by electronic mail received at 9:38 a.m. Eastern Time, a letter dated October 26, 2026. In it he resigned as Chairman of the Board, Chief Executive Officer and a director, and from every other office and position he held with the Company. The letter stated that the resignation was unconditional and effective immediately upon delivery. Mr. Taylor had served in those positions since April 27, 2026. Mr. Taylor did not serve on any committee of the Board.

On October 27, 2026, Mr. Taylor delivered a Notice of Correction (Revised) (the "Notice of Correction") and a corrected letter of resignation. They change several dates in the documents he delivered on October 26, 2026. The Notice of Correction states that the corrections "change the dates only" and do not change any conclusion, any determination or the time at which his resignation took effect. The original letter, the corrected letter and the Notice of Correction were filed as Exhibits 17.1, 17.2 and 17.3 to the Original Report.

Mr. Taylor's letter states that he resigned because of a disagreement with the Company on matters relating to its operations, policies and practices. As described in his letter, the disagreement concerns the Company's evaluation of certain previously issued financial statements and related matters:

•	On October 23 and 24, 2026, Mr. Taylor delivered to Mark B. Lucky, the Company's Chief Financial Officer and its only other director, a proposed joint determination on eight accounting and capitalization matters. He asked Mr. Lucky to state by 5:00 p.m. Eastern Time on Sunday, October 25, 2026 whether he concurred.
•	On October 26, 2026, Mr. Taylor executed the officer's certificate described in Item 8.01 of the Original Report and delivered it to the Company's independent registered public accounting firm, Fruci & Associates II, PLLC ("Fruci").

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The Company's views. The Company disagrees with the statements in Mr. Taylor's letters in the following respects:

•	Mr. Lucky's responses. Mr. Taylor's corrected letter states that, as of the delivery of his letter on October 26, 2026, Mr. Lucky had provided no response. Later the same day, Mr. Lucky delivered written responses to each proposed determination, and his written determination as Chief Financial Officer on materiality, to Mr. Taylor, Fruci and Company counsel. He delivered them before the meeting of the Board of Directors that Mr. Taylor had called for October 28, 2026 to consider them. He sent them by electronic mail at 12:36 p.m. Eastern Time on October 26, 2026, addressed to Mr. Taylor at his Company email address, with copies to two members of Fruci and to Company counsel. His materiality determination was attached. In the email, Mr. Lucky responded in full to Determinations 2 through 8 and to the proposed Item 4.02 conclusion. As the proposed joint determination permitted, he gave a preliminary response to Determination 1 and requested additional time, to November 6, 2026, for his full response.
•	Mr. Lucky's position. Mr. Lucky does not concur in the officer's certificate. His determination is summarized in Item 8.01 of the Original Report.
•	No action by the Board. The officer's certificate was executed before the Board meeting that Mr. Taylor had called for October 28, 2026, while the Board's consideration of these matters was pending and Mr. Lucky's responses were still to come. The Board did not authorize it, and the Board has not concluded that any previously issued financial statements should no longer be relied upon.
•	The documents themselves. In his Notice of Correction, Mr. Taylor states that several of the documents he delivered on October 26, 2026 "were prepared from drafts dated for a Board meeting on October 28, 2026 and were not fully conformed." He withdrew one of them. Paragraph 3(g) of the officer's certificate, concerning the gain on extinguishment of debt, was delivered in brackets, and the Notice of Correction's entry for that paragraph is incomplete.
•	Review. The Company intends to form a Special Committee of independent directors, as described below. It will review the matters described in Mr. Taylor's letters, the officer's certificate and Mr. Lucky's determination. The Company will report its conclusions as required.

The Company provided Mr. Taylor with a copy of the disclosures in Item 5.02 of the Original Report no later than the date the Original Report was filed, and it has provided him with a copy of this amendment no later than the date of its filing. It has given him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter by amendment within two business days after receipt.

Mr. Taylor's letter of November 1, 2026

On Sunday, November 1, 2026, Mr. Taylor delivered to the Company, by electronic mail to Mr. Lucky with a copy to Company counsel, a letter dated November 1, 2026. The letter states that he does not agree with certain statements in Item 5.02 of the Original Report and in the description of his officer's certificate in Item 8.01. The letter, together with the copy of his corrected letter of resignation that he enclosed as its Exhibit A, is filed as Exhibit 17.4.

The Company disagrees with the statements in Mr. Taylor's letter in the following respects:

•	Copy of the Original Report. On October 30, 2026, at approximately 5:19 p.m. Eastern Time, before the Original Report was filed, the Company sent Mr. Taylor a copy of it by electronic mail, with a copy to Company counsel. The email stated that the report had not yet been filed, invited him to furnish a letter under Item 5.02(a)(3), and undertook to file any such letter within two business days after receipt. Mr. Taylor's letter of November 1, 2026 confirms that he received it.
•	Exhibit 17.2. Mr. Taylor's letter states that the document filed as Exhibit 17.2 to the Original Report is his covering letter of October 27, 2026, and that his corrected letter of resignation has not been filed. That is not correct. Exhibit 17.2 to the Original Report is his corrected letter of resignation, as delivered on October 27, 2026. It is the same letter that he encloses as Exhibit A to his letter of November 1, 2026.

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•	The Board meeting of October 28, 2026. Mr. Taylor's resignation on October 26, 2026 left Mr. Lucky as the sole director. On October 27, 2026, the Company informed Mr. Taylor that the Board meeting he had called for October 28, 2026 would not be held. The actions Mr. Lucky took as sole director on October 28, 2026 are described in the Original Report.
•	Issuance of Series D Convertible Preferred Stock on September 21, 2026. Mr. Taylor's letter states that Mr. Lucky alone authorized the issuance of 35,000 shares of Series D Convertible Preferred Stock on September 21, 2026 in exchange for four convertible notes. Mr. Lucky disputes that statement. He states that, while Mr. Taylor was Chief Executive Officer, the Company's issuances of securities, including that issuance, were directed by Mr. Taylor and executed by Mr. Lucky as Chief Financial Officer. The Special Committee will review the issuance.
•	The holders of those notes. Mr. Taylor's letter asks whether the holders of those notes are related to Kevin Yates, the Company's former Chairman and Chief Executive Officer. The holders are PocketMD and persons associated with it. PocketMD was one of a number of investors that invested in the Company in the early 2010s, when the Company was named NuState Energy Holdings, Inc. The Company's Annual Report on Form 10-K for fiscal 2013 disclosed that Mr. Yates had served as President and a director of PocketMD. Mr. Yates resigned as a director and officer of the Company on February 12, 2018. The Company is not aware of any current relationship between Mr. Yates and those holders, or of any relationship between the Company and those holders other than as investors. The Special Committee will review these holdings with the other Series D matters described in the Original Report.

The other matters in Mr. Taylor's letter, including those concerning his officer's certificate, his supplemental statements and the Company's former group health plan, are among the matters the Special Committee will review, as described in the Original Report. The Company does not otherwise respond to them in this amendment.

Board of Directors

Following Mr. Taylor's resignation, Mr. Lucky is the Company's sole director. The Company intends to increase the size of the Board to three and to elect two directors who are independent of management and of the Company's principal shareholders. Those directors would form a Special Committee to oversee the matters described in the Original Report, related-party matters, all matters in which Mr. Lucky has a personal interest, and any transaction with the Company's principal shareholders. No director has been elected. The Company will report the election of directors as required.

Until the Special Committee is constituted, Mr. Lucky intends to act as sole director only on matters that are required by law or are necessary to operate and preserve the Company. He has also committed not to approve, as sole director, any of the following: any matter in which he has a personal interest; any transaction with the Company's principal shareholders; or any issuance of preferred stock or other securities carrying voting control.

(c) Designation of interim principal executive officer

Effective October 28, 2026, the Board designated Mark B. Lucky, the Company's Chief Financial Officer, Treasurer and Secretary, to serve also as the Company's interim principal executive officer until a Chief Executive Officer is appointed.

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Business experience (Items 401(b) and (e) of Regulation S-K). Mr. Lucky, age 68, has served as the Company's Chief Financial Officer, Treasurer and Secretary since February 2018, and as a director since February 2018. From February 2018 until April 27, 2026, he also served as Chairman of the Board and Chief Executive Officer. He previously served as the Company's interim Chief Financial Officer from August 2016 to April 2017. From May 2014 until February 2018, he was a consultant to public and private companies, including the Company, Intelligent Living America, Inc. and Ronn Motor Group, Inc. From March 2007 to May 2014, he served as Chief Financial Officer of IceWeb, Inc. Earlier in his career, he held senior finance positions with Galt Associates, Inc., MindShare Design, Inc. and Axys Pharmaceuticals, Inc., and worked for PricewaterhouseCoopers LLP, KPMG and The Walt Disney Company. He has previously served as a director of Intelligent Living America, Inc., VOIS Inc. and HASCO Medical, Inc. He holds a B.A. in Economics from the University of California, Los Angeles, and is a certified public accountant (inactive, California). Mr. Lucky serves at the pleasure of the Board.

Family relationships (Item 401(d)). Mr. Lucky has no family relationship with any director or executive officer of the Company.

Arrangements. There is no arrangement or understanding between Mr. Lucky and any other person under which he was designated interim principal executive officer.

Compensation. Mr. Lucky will receive no additional compensation for serving as interim principal executive officer. He remains employed under his Executive Employment Agreement dated March 28, 2026, which the Board and the holders of a majority of the Company's voting power ratified on June 30, 2026, and which is described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the "2026 Form 10-K"). As of October 30, 2026, the Company owed Mr. Lucky approximately $124,800 of accrued and unpaid base salary under that agreement. The amount continues to accrue at his base salary rate of $400,000 per year.

Notice of Good Reason. On October 26, 2026, Mr. Lucky delivered to the Company a notice under his Executive Employment Agreement stating that Good Reason exists, based on, among other things, the Company's failure to pay his base salary when due and to maintain directors' and officers' liability insurance (the "Notice"). Under the agreement, the Company has 30 days to cure. The Original Report stated that, on October 29, 2026, Mr. Lucky's counsel advised the Company that Mr. Lucky had extended the cure period. That statement was incorrect; no extension had been delivered to the Company. On November 2, 2026, Mr. Lucky delivered to the Company, by electronic mail to its counsel, and to Dr. Niclas Adler for the Company's principal shareholders PT Smart Green Technologies and Adler Capital Limited, a letter suspending the cure period and the effective date of his resignation for Good Reason until the Board has elected at least one independent director and constituted a committee of independent directors with authority over the Notice. Under the letter, the cure period ends 30 days after that committee is constituted; Mr. Lucky may end the suspension at any time after November 25, 2026 by five business days' written notice; the suspension ends immediately if the Company terminates his employment, materially reduces his authority, duties or responsibilities, or takes any other action that would itself constitute Good Reason; and, if the matters described in the Notice have not been cured, his resignation for Good Reason takes effect no later than March 1, 2027. The Notice has not been withdrawn, and Mr. Lucky has reserved his rights under the agreement. Mr. Lucky has stated that he will not act for the Company on the Notice, any cure or his compensation, and that any decision by the Company on these matters is to be made by the independent directors. Mr. Lucky has not resigned.

Related-party transactions (Item 404(a) of Regulation S-K). Since July 1, 2024, the Company has been a party to the following transactions in which Mr. Lucky had a direct or indirect material interest and the amount involved exceeded the threshold applicable to smaller reporting companies, which is about $489 (1% of average total assets at the end of the last two completed fiscal years):

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•	Accrued salary settled in common stock. On April 8, 2026, the Company issued Mr. Lucky 21,623,056 shares of common stock, with a fair value of $71,356, in settlement of $1,526,096 of accrued salary for periods through March 31, 2026. The $1,454,740 excess of the accrued salary over the fair value of the shares was recorded as a capital contribution to additional paid-in capital.
•	Advances settled in Series D Preferred Stock. Mr. Lucky advanced funds to the Company for working capital and incurred unreimbursed expenses on its behalf. These advances were unsecured, non-interest bearing and had no fixed repayment terms. Effective April 16, 2026, the Company issued Mr. Lucky 4,200 shares of Series D Convertible Preferred Stock (stated value $1.00 per share) in settlement of $4,200 of such amounts. The excess of the amounts settled over the fair value of the shares was recorded as a capital contribution to additional paid-in capital. The Series D Convertible Preferred Stock is convertible into common stock at a conversion price of $0.05 per share, subject to a broad-based weighted-average anti-dilution adjustment, and accrues cumulative dividends at 3% per year. The Company is evaluating the effect on the conversion price of its issuance of common stock on August 20, 2026.
•	Deal fee. On April 2, 2026, the Company paid Mr. Lucky a $10,000 deal fee from the proceeds of its sale of securities to PT Smart Green Technologies. It was recorded as consulting expense.
•	Unreimbursed expenses. As of October 25, 2026, the Company owed Mr. Lucky $3,882.70 for out-of-pocket expenses he paid on its behalf, which have not been reimbursed. Mr. Lucky has made no cash advances to the Company since June 30, 2026.
•	Guarantee of Company credit cards. Mr. Lucky has personally guaranteed five credit-card accounts in the Company's name, used for Company business. As of October 25, 2026, the balances on those accounts totaled $87,083.74, and each account was past due. Mr. Lucky receives no compensation for the guarantees.
•	Loan from, and Series D issued to, an entity owned by Mr. Lucky's brother. On October 17, 2024, Spicy Taco Consulting, LLC, an entity owned by Matthew Lucky, Mr. Lucky's brother, lent the Company $120,000 under a promissory note bearing interest at 15% per year. The Company made no payments of principal or interest on the note. Effective April 16, 2026, the Company issued Spicy Taco Consulting 120,000 shares of Series D Convertible Preferred Stock in exchange for the note, on the same terms as the other holders of indebtedness who exchanged it for Series D Convertible Preferred Stock. The exchange satisfied the $120,000 principal and approximately $26,778 of accrued interest. The total, approximately $146,778, was the largest amount outstanding under the note, and no amount remains outstanding. The Company recorded a gain on the exchange of $139,818 in fiscal 2026. Because Spicy Taco Consulting is a related party, the Company is evaluating whether that amount should instead have been recorded as a capital contribution.
•	Stock awards to the same entity. The Company granted Spicy Taco Consulting, for consulting services, restricted stock awards of 3,000,000 shares of common stock on August 7, 2024 and 1,200,000 shares of common stock on June 3, 2025. Each award was fully vested when granted. The grant-date fair values were $12,600 and $5,040, respectively ($0.0042 per share).
•	Health coverage for members of Mr. Lucky's family. From July 1, 2024 until the Company's group health plan was terminated in April 2026, the Company's subsidiary, Visium Analytics, LLC, incurred premiums under the plan for coverage of members of Mr. Lucky's immediate family. The premiums recorded for that period totaled $21,836. No Board approval of the payments is documented, and they were not included in Mr. Lucky's compensation as reported for fiscal 2025 and fiscal 2026. The Special Committee will review them, including their treatment as compensation to Mr. Lucky.

Mr. Lucky's other compensation is described in the 2026 Form 10-K. Except as described above, there are no transactions since July 1, 2024 in which Mr. Lucky had a direct or indirect material interest that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

17.4	Letter of Paul R. Taylor dated November 1, 2026, furnished under Item 5.02(a)(3), with its Exhibit A (corrected letter of resignation), as received
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

By:	/s/ Mark Lucky
Name:	Mark B. Lucky
Title:	Chief Financial Officer and interim Principal Executive Officer
Date:	November 3, 2026

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